EXHIBIT 10.4

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of the 5th day of July 2016 by and between Jose Castaneda, an individual (the “Employee”), and Energy Source Distributors, Inc. , a California S Corporation (collectively referred to as “ESD, Company, Business or Employer”).

Background

Employee is currently employed as General Manager of Energy Source Distribution. The Company desires to enter into this Agreement with the Employee, to continue the employ of the Employee as General Manager, and Employee desires to accept such employment with the Company, all in accordance with the terms and conditions hereinafter set forth.

Agreement

NOW, THEREFORE, and in consideration of the above premises, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Employment and Duties.

(a) Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to continue the employ of the Employee, and the Employee hereby agrees to continue to serve the Company, as General Manager and, thereafter, in such capacities, functions and positions of an executive officer as reasonably designated by the Board of Directors of the Company (the “Board of Directors”) from time to time. In performing his duties hereunder, the Employee shall report to and be directly responsible to the Board of Directors.

(b) During the Term (as defined below), the Employee shall, for the benefit of the Company, use his skills, knowledge and specialized training to perform the duties and exercise the powers, functions and discretions incident to the position which, from time to time, may be assigned to or vested in him by the Board of Directors consistent with the terms of the Company’s Bylaws, in an efficient and competent manner and on such terms and subject to such restrictions as the Board of Directors may from time to time impose.

(c) During the Term, the Employee agrees to devote his full business time, energy and skill to the business of the Company and to the fulfillment of the Employee’s obligations under this Agreement. In addition to the foregoing and not in limitation thereof, during the Term, the Employee shall not carry on, engage in, or otherwise be interested in, directly or indirectly, any other business or activity that would compete with or result, directly or indirectly, in a conflict of interest with the Business or that would materially affect the Employee’s ability to perform his duties as set forth in this Agreement. Subject to Section 11 and notwithstanding anything contained in this Section 1(c), the Employee shall be entitled to invest in other business enterprises, provided such ownership docs not detract from the Employee’s duty to devote his full business time, energy and skill to the Business.

2. Effective Date; Term; Post-Termination Restrictions Following Expiration.

The effective date of this Agreement (the “Effective Date”) shall be the “Closing Date”) under that certain Stock Purchase and Sale Agreement dated as of March 24, 2016, by and among Hispanica International Delights of America, Inc., a Delaware corporation, the Company, Employee, and any other parties thereto (the “SPA”). Should the closing under the SPA not occur, this Agreement will be deemed null and void and of no effect whatsoever. The term of Employee’s employment under this Agreement shall commence on the Effective Date and shall, unless earlier terminated as set forth herein or extended by mutual agreement, end on the first twelve month (12) anniversary of the Effective Date (the “Term”). If Employee’s employment with the Company terminates as a result of the expiration of the Term, the Employee will be subject to the post-termination restrictions contained in Sections 9 and the Employer will pay Employee the benefits that would be available under Clause 6(c) had the Company terminated the Employee’s employment hereunder Without Cause; provided that the duration of such restrictions and benefit payments shall be six months rather than twelve months. Notwithstanding the immediately preceding sentence, the Employer, by written notice to Employee on or prior to the expiration of the Term, shall be entitled to extend the duration of such restrictions and benefits payments to twelve months.

3. Compensation.

(a) Subject to the terms of this Agreement, in consideration of the Employee’s performance of the responsibilities and the discharge of those duties set forth in Section l, the Company shall pay the Employee, so long as he shall be employed under this Agreement, a base salary per annum of at least $58,000 plus a monthly car allowance expense (the “Initial Base Salary”). The Employee’s Initial Base Salary shall be reviewed by the Compensation Committee (the “Compensation Committee”) of the Board of Directors in January of 2016 and in January of each year thereafter during the Term, and the rate thereof may be increased as of such review date by such amount, if any (each, a “Base Salary Increase”), as the Board of Directors acting on the recommendation of the Compensation Committee deems appropriate in its sole discretion (the Initial Base Salary together with any Base Salary Increase shall collectively be referred to as the “Base Salary”). Notwithstanding the foregoing, if the Term of this Agreement is extended by mutual agreement, the Base Salary shall be at least $60,000 commencing as of the end on the first twelve month (12) anniversary of the Effective Date. The Employee’s Base Salary shall be payable to the Employee on the regularly reoccurring pay period for other salaried employees at the Employee’s work location, but in no event less frequently than monthly installments. The Employee’s Base Salary and any other compensation payable hereunder shall be subject to all withholdings pursuant to applicable law or regulation.

(b) In addition to the foregoing Base Salary, the Employee shall be eligible, at the sole discretion of the Board of Directors acting on the recommendation of the Compensation Committee, to receive an annual incentive bonus.

(c) The Employee hereby acknowledges that the Employee may be required to work beyond standard working hours in order to perform his duties hereunder and may be required to travel from time to time in connection with the performance of such duties. The Employee shall not be entitled to compensation for overtime or extra hours worked in performance of his duties hereunder unless otherwise required by law. Notwithstanding anything contained herein to the contrary, in the event that the Company relocates its principal place of Employee’s employment to a location located outside twenty five miles from its current location, Employee shall have the right to elect to not relocate and such election shall constitute his termination for Good Reason pursuant to the terms herein.

(d) In addition to the compensation described in this Agreement, the Employee shall be entitled to reimbursement by the Company for all actual, reasonable and direct expenses incurred by him in the performance of his duties hereunder consistent with past practices, provided such expenses were incurred and documented in accordance with the expense reimbursement policies and procedures established by the Company from time to time.

4. Employment Benefits; Law and Regulations.

(a) The Employee shall have the right to participate in any and all employee benefit programs established or maintained by the Company for its executive officers at the Employee’s work location from time to time, in accordance with the terms and conditions of such employee benefit programs which including, at a minimum, medical and dental plans and cell phone, as may be established from time to time by the Company. The Company reserves the right, in its sole discretion, to alter, amend or discontinue any of such employee benefit programs at any time; provided, however, that they are replaced and Employee continues to receive substantially the same benefits.

(b) In addition to public holidays as are observed by the Company, the Employee shall be entitled to two weeks of vacation each year during the Term.

(c) The Employee acknowledges that the Company may promulgate employee handbooks, policies and procedures from time to time, and the Employee shall adhere to the terms of any handbook, policy or procedures that the Company may promulgate from time to time. The Company reserves the right, in its sole discretion, to alter, amend or terminate any handbook, policy or procedure. In the event the terms and conditions of this Agreement conflict with the terms and conditions of any employee handbook, policy or procedure adopted by the Company, the terms and conditions of this Agreement shall control to the extent of such conflict.

(d) The Employee shall carry out his duties in full compliance with applicable law, and the laws of any other jurisdiction applicable to the Company’s Business or the Employee’s duties.

5. Illness, Incapacity or Death during Employment.

(a) If by reason of illness, injury or incapacity, the Employee is unable, despite reasonable accommodation, to perform his duties hereunder on a full-time basis for 120 or more consecutive days or 180 days in the aggregate during any 12-month period (or any such longer periods as may be required by law) (“Disabled”), then upon ten days prior written notice by the Company to the Employee (or his representative, if applicable), the Company may terminate the employment of the Employee, and, thereupon, the Employee will be entitled to receive an amount equal to one half of the Employee’s then current monthly Base Salary, paid in equal monthly installments, for a period of twelve months following the date of such termination (collectively, the “Disability Payment”). Notwithstanding the foregoing, if the Company maintains a long term disability insurance policy for the benefit of the Employee and the Employee qualifies for the payments under such policy, the Company shall be obligated to pay to the Employee only the difference, if any, between the Disability Payment and the aggregate amount of all payments under such policy.

(b) In the event of the Employee’s death, all obligations of the Company under this Agreement shall terminate, other than the Employee’s rights with respect to the payment of that portion of the Base Salary earned by the Employee to the date of death, plus an amount equal to the Employee’s then current Monthly Payment, paid monthly, for a period of three months following the date of such termination, plus a pro rata share (through the date of death) of any annual incentive bonus due Employee (based on the year ending immediately subsequent to the date of death), plus reimbursement of all expenses that were properly incurred in accordance with subsection (d) of Section 3 by the Employee in performing his responsibilities and duties for the Company prior to and including such date.

6. Termination of Employment.

(a) At any time during the Term, (i) the Company may terminate the Employee’s employment With Cause (as hereinafter defined) by written notice to the Employee; (ii) the Company may terminate the Employee’s employment Without Cause (as hereinafter defined) by written notice to the Employee; (iii) the Employee may terminate his employment for Good Reason (as hereinafter defined) upon 30 days’ prior written notice to the Company, which notice shall set forth in detail the matters involved, but only if the Company subsequently fails to cure the basis upon which such termination for Good Reason is based during such 30-day period; and (iv) the Employee may terminate his employment for any reason or for no reason (other than for Good Reason) upon 60 days’ prior written notice to the Company.

(b) Subject to Section 5, if, during the Term, the Employee terminates his employment hereunder for any reason other than for Good Reason, or the Company terminates Employee’s employment hereunder With Cause, all obligations of the Company to provide compensation and benefits under this Agreement shall cease upon the last day of the Employee’s employment (except for the payment of those benefits accrued or those reimbursable expenses properly incurred in accordance with subsection (d) of Section 3 by the Employee prior to the date of such termination), and the Employee shall have no claim against the Company for damages or otherwise by reason of such termination. The Company’s election to terminate the Employee’s employment With Cause shall be without prejudice to any remedy the Company may have against the Employee for the breach or nonperformance of any of the provisions of this Agreement.

(c) If, during the Term, the Company terminates the Employee’s employment hereunder Without Cause or the Employee terminates his employment for Good Reason, then the Employee will be entitled to receive an amount equal to one year’s Base Salary, paid in equal monthly installments for 12 months following the effective date of the termination of the Employee’s employment hereunder. Notwithstanding the foregoing, all post-employment compensation shall cease to accrue, and the Employee shall have no further entitlement to the same from and after the date the Employee breaches any of the post-employment covenants set forth in Sections 8 through 12 of this Agreement (if applicable).

(d) “With Cause” means the Company’s termination of the Employee’s employment with the Company upon the occurrence of any of the following (which occurrence in each case results in a material detriment to the Company): (i) a material breach by the Employee of this Employment Agreement, after written notification from the Company of such breach, setting forth in detail the matters involved, and Employee’s failure to cure the problem resulting in such breach (if curable) within 30 days thereafter; or (ii) the conviction of the Employee of a felony or any crime involving moral turpitude, fraud or dishonesty.

(e) “Without Cause” means the termination of employment for any reason other than those enumerated in subsection (d) above or Section 5 of this Agreement, or for no reason.

(f) “Good Reason” means (i) a material breach by the Company of this Employment Agreement; (ii) a material limitation or diminution of the Employee’s place of Employee’s employment outside current location. responsibilities, authorities or duties; or (iii) the Company’s relocation of the principal place of Employee’s employment outside a twenty five (25) mile radius from its current location.

7. Effect of Termination.

The provisions of subsections (b) and (c) of Sections 6, and Sections 8 through 14 and 22 of this Agreement shall survive the termination of this Agreement and the termination of Employee’s employment with the Company to the extent required to give full effect to the covenants and agreements contained therein.

8. Confidentiality; Intellectual Property; Communications.

(a) Both during the Employee’s employment hereunder and after termination of his employment for any reason or for no reason, the Employee shall not use or disclose, except as set forth in subsection (d) below, as authorized by the Company, or as otherwise necessary in connection with the performance of the Employee’s duties hereunder (during the Term), any Confidential Information (as hereinafter defined) that the Employee may have or acquire (whether or not developed or compiled by the Employee and whether or not the Employee has been authorized to have access to such Confidential Information) during the Term.

(b) The term “Confidential Information” as used in this Agreement shall mean and include any information, data and know-how relating to the Group Companies or their Business that is disclosed to the Employee by the Group Companies or known by the Employee as a result of the Employee’s relationship with the Group Companies and not generally within the public domain (whether constituting a trade secret or not), including the following information:

(i) technical information, such as computer program source and object codes, user interfaces, inventions, processes, specifications, research, methods, techniques, software, or engineering or technical specifications, and any know-how relating to any of the foregoing, and methods of delivery, whether owned by the Group Companies or licensed by the Group Companies from a third party, in each case to the extent that such information is not generally known to the public;

(ii) financial information, such as the Group Companies’ revenues, earnings, assets, debts, gross margins, fee structures, volumes of purchases or sales, or other financial data or information of competitive value, whether relating to the Group Companies generally or their Business, or to particular product or service lines, geographic areas, or time periods;

(iii) marketing information, such as details about ongoing or proposed marketing programs or agreements by or on behalf of the Group Companies, marketing forecasts or results of marketing efforts or information about impending transactions;

(iv) personnel information, such as employees’ personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hirings, resignations, disciplinary actions, terminations or reasons therefor, training methods, performance, or other employee information; and

(v) customer information, such as any compilation of past, existing or prospective customers, customer proposals or agreements between customers and the Group Companies, status of customer accounts or credit, or related information about actual or prospective customers.

(c) “Confidential Information” does not include information that has become a part of the public domain by the act of one who has the right to disclose such information without violating any right of the Company or the customer to which such information pertains. Confidential Information that is specific as to techniques, methods or the like shall not be deemed to be in the public domain merely because such information is embraced by more general disclosures in the public domain, and any combination of features shall not be deemed within the foregoing exception merely because individual features are in the public domain if the combination itself and its principles of operation are not in the public domain.

(d) In the event that the Employee becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, the Employee shall provide the Company with prompt written notice of such requirement prior to complying therewith so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained or the Company waives compliance with the provisions hereof, the Employee shall furnish only that portion of the Confidential Information that is legally required and to exercise reasonable efforts to obtain an assurance that confidential treatment will be accorded such Confidential Information.

(e) All writings, tapes, recordings and other works in any tangible medium of expression, regardless of the medium, that have been or are prepared by the Employee, or to the preparation of which the Employee contributes in any way, in connection with the Employee’s employment by the Company (collectively, the “Works”), and all copyrights and other rights, titles and interests whatsoever in and to the Works, belong solely and exclusively to the Company as works made for hire; moreover, if and to the extent any court or agency should conclude that the Works (or any of them) do not constitute or qualify as a “work made for hire,” the Employee hereby assigns, grants and delivers, solely and exclusively unto the Company, all copyrights and other rights, titles and interests whatsoever in and to the Works.

(f) The Employee shall disclose promptly to the Company (which shall receive it in confidence), and only to the Company or its affiliates, any invention or idea in any way connected with the Employee’s employment or related to the Company’ Business, research or development (developed alone or with others) conceived or made during the Employee’s employment by the Company. The Employee agrees to assign, grant and deliver to the Company any such invention or idea in any way connected with the Employee’s employment or related to the Company’ Business, research or development, and will cooperate with the Company and sign all documents deemed necessary by the Company to enable it to obtain, maintain, protect and defend patents covering such inventions and ideas and to confirm the Company’s exclusive ownership of all rights in such inventions, ideas and patents, and irrevocably appoints the Company as its agent to execute and deliver any assignments or documents the Employee fails or refuses to execute and deliver promptly, this power and agency being coupled with an interest and being irrevocable. This constitutes the Company’s written notification that the provisions of this subsection (f) do not apply to an idea or invention for which no equipment, supplies, facility or trade secret information of the Group Companies’ was used and which was developed entirely on the Employee’s own time, unless (i) the invention relates (A) directly to the Business, or (B) to the Company’ actual or demonstrably anticipated research or development, or (ii) the idea or invention results from any work performed by the Employee for the Company.

(g) Except as otherwise required by applicable law, both during the Employee’s employment hereunder and after termination of his employment for any reason or for no reason, with respect to any pending or potential litigation or regulatory or administrative proceeding involving the Company or any of its affiliates, other than any litigation or other proceeding in which the Employee is a party-in-opposition (a “Proceeding”): (i) the Employee shall not communicate with anyone (other than the Employee’s own attorneys and tax advisors), except to the extent necessary in the performance of the Employee’s duties hereunder with respect to the facts or subject matter of the Proceeding, without giving prior notice to the Company, and (ii) in the event that any other party attempts to obtain information or documents from the Employee with respect to matters possibly related to a Proceeding, the Employee shall promptly so notify the Company.

(h) Both during the Employee’s employment hereunder and for one year after termination of his employment for any reason or for no reason, the Company on its own behalf and on behalf of the Company and the Employee each agrees that he or it shall not, in any communications with the press or other media or any customer or client of the Company or its affiliates, criticize, ridicule or make any statement which disparages or is derogatory of the other, or of the Company’ officers, directors, agents or employees.

(i) At the termination or expiration of this Agreement, or at any time upon the Company’s request, the Employee shall deliver to the Company all files, customer lists, price lists, bids, specifications, forms, software, financial data, papers, and other documents, including all copies of the foregoing (including those contained in magnetic or optical media or other forms of computer storage); all computers, modems, diskettes, samples, credit cards, keys, security passes, tools, vehicles, and equipment; and all other materials, Confidential Information, and other property in his possession or control that is property of the Company, unless otherwise agreed by the Company in writing. Notwithstanding anything herein to the contrary, the Employee may retain a copy of his personnel files and records that relate directly to him.

9. Nonsolicitation of Employees.

Subject to the terms contained in Section 2, both during the Employee’s employment hereunder and for one year after termination of his employment for any reason or for no reason, the Employee shall not, directly or indirectly, engage, employ, or solicit the employment of any person who is then or has been within six (6) months prior thereto, an employee of the Company. Notwithstanding the immediately preceding sentence other than the reference to Section 2, if the Employee terminates his employment hereunder for any reason other than for Good Reason or the Company terminates Employee’s employment hereunder With Cause, the nonsolicitation provisions contained in this Section 9 shall continue for two years rather than one year.

10. Nonsolicitation of Customers.

(a) Subject to the terms contained in Section 2, both during the Employee’s employment hereunder and for one year after termination of his employment for any reason or for no reason, the Employee shall refrain from soliciting, encouraging or inducing or attempting to solicit, encourage or induce (directly or by assisting others) (x) any business from any Customers (as defined below), including actively sought prospective Customers, for purposes of providing products or services that are directly competitive with the products and services provided by the Company or (y) Customers to terminate or reduce any of their business relationships with the Company. Notwithstanding the immediately preceding sentence other than the reference to Section 2, if the Employee terminates his employment hereunder for any reason other than for Good Reason or the Company terminates Employee’s employment hereunder With Cause, the nonsolicilation provisions contained in this Section 10 shall continue for two years rather than one year.

(b) For the purposes of this Section 10, “Customer” means any and all persons, partnerships, associations, firms, corporations or other entities that (i) have purchased any of the Company’ products or services within one year prior to the date of termination of the Employee’s employment with the Company, and (ii) (A) with whom the Employee dealt directly; (B) whose dealings with the Company were coordinated or supervised by the Employee; or (C) about whom the Employee obtained Confidential Information in the ordinary course of business as a result of the Employee’s association with the Company.

11. Restriction on Investments in Competitors.

Subject to the terms contained in Section 2, both during the Employee’s employment hereunder and for one year after termination of his employment for any reason or for no reason, the Employee shall not directly or indirectly invest in (other than to hold 2% or less of any class of securities of a public company) or otherwise provide financial assistance to any person or entity in the Food and Beverage Industry (a “Competitor”) within 150 miles radius of Company, and it’s subsidiaries, without a written waiver from the Company.

12. Noncompetition. [intentionally deleted; see SPA]

13. Severability and Reformation.

(a) Except to the extent a provision of this Agreement is subject to reformation as provided below, should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement.

(b) If any of the covenants or promises of this Agreement are determined by any court of law or equity, with jurisdiction over this matter, to be unreasonable or unenforceable, in whole or in part, as written, the Employee hereby consents to and affirmatively requests that said court, to the extent legally permissible, reform the covenant or promise so as to be reasonable and enforceable and so as to reasonably achieve the protections sought in Section 14. The Employee hereby requests that said court enforce all covenants or promises as so reformed.

14. Injunctive Relief.

The Employee understands and hereby acknowledges that in the event of a breach or threatened breach of any of the covenants and promises contained in Sections 8 through 12, the Company will suffer irreparable injury for which there is no adequate remedy at law and the Company will therefore be entitled to obtain, without bond, injunctive relief enjoining said breach or threatened breach. The Employee hereby further acknowledges, however, that the Company shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

15. Key Man Life Insurance.

During the term of the Employee’s employment with the Company, the Company may procure and maintain key man life insurance with respect to the Employee in such amounts and with such terms as may be determined by the Board of Directors in its sole discretion, and the Employee shall assist and cooperate with the Company in procuring, maintaining and renewing such key man life insurance. All of the premiums for any such key man life insurance policy shall be paid by the Company. The Company shall be the sole beneficiary of any such key man life insurance policy, and neither the Employee nor the heirs or personal representatives of the Employee shall have any interest in or to any proceeds, cash surrender value or other payments associated with any such key man life insurance policy.

16. Assignment.

Neither this Agreement nor any rights granted hereunder may be assigned, transferred, conveyed or encumbered by a party to this Agreement without the prior written consent of the other party; provided, however, that the Company may assign or transfer its rights under this Agreement to any division, subsidiary or affiliate of the Company or to any entity acquiring all or substantially all of the assets of the Company. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Company, and upon the Employee and his heirs and personal representatives. The term “Company” as used in this Section 16 shall be deemed to include the successors and permitted assigns of the Company as well as any and all divisions, subsidiaries, or affiliates thereof.

17. Waiver.

The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach.

18. Governing Law.

This Agreement shall be construed and interpreted in accordance with the laws of the State of California without regard to its provisions concerning choice of laws or choice of forum.

19. Headings and Captions.

The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.

20. Notices.

All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by facsimile, registered or certified mail or Federal Express or other nationally recognized overnight delivery service (a “Delivery Service”). Any notices shall be deemed given upon the earlier of the date when received at, the day when delivered via facsimile or the third day after the date when sent by registered or certified mail or the day after the date when sent by a Delivery Service to, the address set forth on Exhibit A hereof, unless such address is changed by notice to the other party hereto.

21. Gender.

All pronouns or any variations thereof contained in this Agreement refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

22. Arbitration.

The parties hereto hereby agree to submit any controversy or claim arising out of or relating to the Employee’s employment by the Company, or the termination thereof, or this Agreement, or the breach thereof (including any claim that any provision of this Agreement or any obligation of the Employee is illegal or otherwise unenforceable or avoidable under law, ordinance or ruling or that the Employee’s employment by the Company was illegally terminated) for arbitration at the office of the American Arbitration Association in San Jose, California, in accordance with the United States Arbitration Act (9 U.S.C. § 1 et seq.) and the rules of the American Arbitration Association. The Company shall pay the costs of arbitration. Each party consents and submits to the personal jurisdiction and venue of the trial courts of the State of California and also to the personal jurisdiction and venue of the United States Santa Clara County District Court for purposes of enforcing this provision. All awards of the arbitration shall be binding and nonappealable except as otherwise provided in the United States Arbitration Act. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall take place at a time noticed by the American Arbitration Association regardless of whether one of the parties fails or refuses to participate. The arbitrator shall have no authority to award punitive damages, but will otherwise have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including specific performance of any obligation created under this Agreement, the issuance of an injunction or other provisional relief, or the imposition of sanctions for abuse or frustration of the arbitration process. The parties shall be entitled to engage in reasonable discovery, including a request for the production of relevant documents. Depositions may be ordered by the arbitrator upon a showing of need. The foregoing provisions shall not preclude any party from bringing an action in any court of competent jurisdiction for injunctive or other provisional relief as a party may determine is necessary or appropriate. In any action or proceeding arising under this Agreement, the prevailing party shall be entitled to recover their attorney’s fees.

23. Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this agreement and supersedes any prior agreements or understandings among the parties with respect to such subject matter. No amendment or waiver of this agreement or any provision hereof shall be effective unless in writing signed by both of the parties. The parties specifically agree that the terms of all prior employment or consulting relationships (including relationships with Affiliates) are superseded by this Agreement on the Effective Date.

24. Interpretation.

Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to,” and (d) references to “hereunder” or “herein” relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under Generally Accepted Accounting Principles. Any reference to a party’s being satisfied with any particular item or to a party’s determination of a particular item presumes that such standard will not be achieved unless such party shall be satisfied or shall have made such determination in its sole or complete discretion.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date first noted above.

COMPANY:

ENERGY SOURCE DISTRIBUTORS,INC.

By:	/s/ Fernando Oswaldo Leonzo

EMPLOYEE:

JOSE CASTANEDA

/s/ Jose Castaneda

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